Exhibit 10.6

Execution Version

VOTING AND COOPERATION AGREEMENT

VOTING AND COOPERATION AGREEMENT (this “Agreement”), dated as of October 28, 2015 (the “Effective Date”), among Lateral Juscom Feeder LLC, a Delaware limited liability company (“WP”), Lateral FTE Feeder LLC, a Delaware limited liability company (together with WP, “Lateral”), the stockholders of FTE Networks, Inc., a Nevada corporation (the “Company”) listed on Schedule A hereto (each, a “Stockholder” and, collectively, the “Stockholders”) and the Company.

RECITALS

WHEREAS, concurrently herewith, Lateral is providing up to $8,000,000 of senior secured term loans (“Credit Facility”) to Jus-Com Inc., a wholly-owned subsidiary of the Company (“Jus-Com”), pursuant to that certain Credit Agreement (the “Loan Agreement”) dated as of the date hereof by and among Jus-Com, the Company, Lateral and the other parties thereto;

WHEREAS, pursuant to the Loan Agreement, the Company has agreed to issue to Lateral 163,441 shares of Series D Convertible Preferred Stock (“Series D Preferred Stock”), par value $0.01, of the Company and 391,903 shares of Series F Convertible Preferred Stock (“Series F Preferred Stock”), par value $0.01, of the Company (the “Issuance”);

WHEREAS, each Stockholder is the record and “beneficial owner” (within the meaning of Rule 13d-3 under the Exchange Act) of shares of the voting stock of the Company (“Shares”) as set forth on Schedule A hereto (with respect to each Stockholder, the “Owned Shares”; the Owned Shares and any additional Shares or other voting securities of the Company of which such Stockholder (or such Stockholder’s affiliates) acquires record or beneficial ownership after the date hereof, including, without limitation, by purchase, as a result of a stock dividend, stock split, recapitalization, combination, reclassification, exchange or change of such shares, or upon exercise or conversion of any securities, such Stockholder’s “Covered Shares”);

WHEREAS, as a condition and inducement to Lateral’s willingness to enter into the Loan Agreement and to proceed with the transactions contemplated thereby, Lateral, the Company and the Stockholders are entering into this Agreement; and

WHEREAS, the Company and the Stockholders acknowledge that Lateral is entering into the Loan Agreement in reliance on the representations, warranties, covenants and other agreements of, the Company and the Stockholders set forth in this Agreement and would not enter into the Loan Agreement if any Stockholder did not enter into this Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, Lateral, the Company and the Stockholders hereby agree as follows:

1.                  Agreement to Vote. Prior to the Termination Date (as defined herein), each Stockholder irrevocably and unconditionally agrees that it shall at any meeting of the stockholders of the Company (whether annual or special and whether or not an adjourned or postponed meeting), however called, or in connection with any written consent of stockholders of the Company (a) when a meeting is held, appear at such meeting or otherwise cause the Covered Shares to be counted as present thereat for the purpose of establishing a quorum, and respond to each request by the Company for written consent, if any and (b) vote (or consent), or cause to be voted at such meeting (or validly execute and return and cause such consent to be granted with respect to), all Covered Shares (i) in favor of (A) an amendment to the articles of incorporation (the “Charter”) of the Company to increase the number of authorized shares of Common Stock (“Common Stock”), par value $0.001 per share, of the Company to a number sufficient to effect the conversion of all preferred stock of the Company outstanding following the Issuance (including, without limitation, the Series D Preferred Stock and the Series F Preferred Stock) and the conversion of any and all other securities of the Company outstanding as of the date hereof that are intended to be convertible into Common Stock (the “Increase”), (B) an amendment to the Charter to implement any reverse stock split of the Company’s shares of stock pursuant to Section 2(a) of the Certificate of Designations of Series D Preferred Stock of the Company (the “Series D Designation”) and Section 2(a) of the Certificate of Designations of Series F Preferred Stock of the Company (the “Series F Designation”) in order to cause a Mandatory Conversion (as defined in the Series D Designation and Series F Designation, as applicable) of the Series D Preferred Stock and Series F Preferred Stock and (C) the nomination and election of any one individual designated by Lateral from time to time for election to the board of directors of the Company; and (ii) against (A) any Acquisition Proposal, (B) any proposal for any reorganization, liquidation, dissolution, amalgamation, merger, sale of assets or other business combination between the Company and any other Person (other than the Issuance, the Increase and the Reverse Stock Split, or any transaction involving a third-party which is, itself or through its subsidiaries, an operating company in a business synergistic with the business of the Company that shall provide to the Company additional benefits in addition to the investment of funds), and (C) any other action that could reasonably be expected to impede, interfere with, delay, postpone or adversely affect the Issuance, the Increase, the Reverse Stock Split or any of the transactions contemplated by the Loan Agreement or this Agreement or any transaction that results in a breach in any material respect of any covenant, representation or warranty or other obligation or agreement of the Company or any of its Subsidiaries under the Loan Agreement.

2.                  Grant of Irrevocable Proxy; Appointment of Proxy.

(a)                EACH STOCKHOLDER HEREBY GRANTS TO, AND APPOINTS, LATERAL, THE EXECUTIVE OFFICERS OF LATERAL, AND ANY OTHER DESIGNEE OF LATERAL, EACH OF THEM INDIVIDUALLY, SUCH STOCKHOLDER’S IRREVOCABLE (UNTIL THE TERMINATION DATE) PROXY AND ATTORNEY-IN-FACT (WITH FULL POWER OF SUBSTITUTION) TO VOTE THE COVERED SHARES AS INDICATED IN SECTION 1. EACH STOCKHOLDER INTENDS THIS PROXY TO BE IRREVOCABLE (UNTIL THE TERMINATION DATE) AND COUPLED WITH AN INTEREST AND WILL TAKE SUCH FURTHER ACTION OR EXECUTE SUCH OTHER INSTRUMENTS AS MAY BE NECESSARY TO EFFECTUATE THE INTENT OF THIS PROXY AND HEREBY REVOKES ANY PROXY PREVIOUSLY GRANTED BY SUCH STOCKHOLDER WITH RESPECT TO THE COVERED SHARES (THE STOCKHOLDER REPRESENTING TO THE COMPANY THAT ANY SUCH PROXY IS NOT IRREVOCABLE).

(b)               The proxy granted in this Section 2 shall automatically expire upon the Termination Date.

3.                  No Inconsistent Agreements. Each Stockholder hereby represents, covenants and agrees that, except as contemplated by this Agreement, such Stockholder (a) has not entered into, and shall not enter into at any time prior to the Termination Date, any voting agreement or voting trust with respect to any Covered Shares and (b) has not granted, and shall not grant at any time prior to the Termination Date, a proxy or power of attorney with respect to any Covered Shares, in either case, which is inconsistent with such Stockholder’s obligations pursuant to this Agreement.

4.                  Company Cooperation. So long as Lateral (together with its affiliates) owns in the aggregate 5% of the Common Stock outstanding on a fully-diluted basis, the Company shall facilitate the nomination and election of any one individual designated by Lateral from time to time for election to the board of directors of the Company by, among other things, including such individual on any proxy statement soliciting votes for the election of directors of the Company.

5.                  Termination. This Agreement shall terminate upon the earliest of (a) the consummation of the Increase and the Reverse Stock Split, and (b) written notice of termination of this Agreement by Lateral to the Stockholders and the Company (such earliest date being referred to herein as the “Termination Date”); provided, that the provisions set forth in Section 1(b)(i)(C), Section 4 and Sections 12 to 28 shall survive the termination of this Agreement until such time as Lateral’s (together with its affiliates) aggregate beneficial ownership of Common Stock is less than 5% of the Common Stock outstanding on a fully-diluted basis and the provisions set forth in Section 7(c) shall terminate on the date that is one (1) year after the Effective Date; provided further, that any liability incurred by any party hereto as a result of a breach of a term or condition of this Agreement prior to such termination shall survive the termination of this Agreement.

6.                  Representations and Warranties of Stockholders. Each Stockholder, as to itself (severally and not jointly), hereby represents and warrants to Lateral as follows:

(a)                Such Stockholder is the record and beneficial owner of, and has good and valid title to, the Covered Shares, free and clear of Liens other than as created by this Agreement. Such Stockholder has sole voting power, sole power of disposition, sole power to demand appraisal rights and sole power to agree to all of the matters set forth in this Agreement, in each case with respect to all of such Covered Shares, with no limitations, qualifications or restrictions on such rights, subject to applicable federal securities laws and the terms of this Agreement. As of the date hereof, other than the Owned Shares, such Stockholder does not own beneficially or of record any (i) shares of capital stock or voting securities of the Company, (ii) securities of the Company convertible into or exchangeable for shares of capital stock or voting securities of the Company or (iii) options or other rights to acquire from the Company any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of the Company. The Covered Shares are not subject to any voting trust agreement or other Contract to which such Stockholder is a party restricting or otherwise relating to the voting or Transfer (as defined below) of the Covered Shares. Such Stockholder has not appointed or granted any proxy or power of attorney that is still in effect with respect to any Covered Shares, except as contemplated by this Agreement.

(b)               Each such Stockholder which is an entity is duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation and has all requisite power and authority to execute and deliver this Agreement and to perform its obligations hereunder; each such Stockholder who is a natural person has full legal power and capacity to execute and deliver this Agreement and to perform such Stockholder’s obligations hereunder. The execution, delivery and performance of this Agreement by each such Stockholder which is an entity, the performance by such Stockholder of its obligations hereunder and the consummation by such Stockholder of the transactions contemplated hereby have been duly and validly authorized by such Stockholder and no other actions or proceedings on the part of such Stockholder are necessary to authorize the execution and delivery by such Stockholder of this Agreement, the performance by such Stockholder of its obligations hereunder or the consummation by such Stockholder of the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by such Stockholder and, assuming due authorization, execution and delivery by Lateral and the Company constitutes a legal, valid and binding obligation of such Stockholder, enforceable against such Stockholder in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general principles of equity (regardless of whether considered in a proceeding in equity or at law). If such Stockholder is married, and any of the Covered Shares of such Stockholder constitute community property or otherwise need spousal or other approval for this Agreement to be legal, valid and binding, this Agreement has been duly and validly executed and delivered by such Stockholder’s spouse and, assuming due authorization, execution and delivery by Lateral, constitutes a legal, valid and binding obligation of such Stockholder’s spouse, enforceable against such Stockholder’s spouse in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general principles of equity (regardless of whether considered in a proceeding in equity or at law).

(c)                Except for the applicable requirements of the Exchange Act (i) no filing with, and no permit, authorization, consent or approval of, any Governmental Authority is necessary on the part of such Stockholder for the execution, delivery and performance of this Agreement by such Stockholder or the consummation by such Stockholder of the transactions contemplated hereby and (ii) neither the execution, delivery or performance of this Agreement by such Stockholder nor the consummation by such Stockholder of the transactions contemplated hereby nor compliance by such Stockholder with any of the provisions hereof shall (A) conflict with or violate, any provision of the organizational documents of any such Stockholder which is an entity, (B) result in any breach or violation of, or constitute a default (or an event which, with notice or lapse of time or both, would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on such property or asset of such Stockholder pursuant to, any Contract to which such Stockholder is a party or by which such Stockholder or any property or asset of such Stockholder is bound or affected or (C) violate any order, writ, injunction, decree, statute, rule or regulation applicable to such Stockholder or any of such Stockholder’s properties or assets.

(d)               There is no action, suit, investigation, complaint or other proceeding pending against any such Stockholder or, to the knowledge of such Stockholder, any other Person or, to the knowledge of such Stockholder, threatened against any Stockholder or any other Person that restricts or prohibits (or, if successful, would restrict or prohibit) the exercise by Lateral of its rights under this Agreement or the performance by any party of its obligations under this Agreement.

(e)                Such Stockholder understands and acknowledges that Lateral is entering into the Loan Agreement in reliance upon such Stockholder’s execution and delivery of this Agreement and the representations and warranties of such Stockholder contained herein.

7.                  Certain Covenants of Stockholders. Each Stockholder, for itself (severally and not jointly), hereby covenants and agrees as follows , in each case except as otherwise approved in writing by Lateral:

(a)                Prior to the Termination Date, such Stockholder shall not, and shall not authorize or permit any of its Subsidiaries or Representatives, directly or indirectly, to:

(i)                 solicit, initiate, endorse, encourage or facilitate the making by any Person of any Acquisition Proposal;

(ii)               enter into, continue or otherwise participate in any discussions or negotiations regarding, or furnish to any Person any information or data with respect to, or otherwise cooperate in any way with, any Acquisition Proposal;

(iii)             execute or enter into any Contract constituting or relating to any Acquisition Proposal, or approve or recommend or propose to approve or recommend any Acquisition Proposal or any Contract constituting or relating to any Acquisition Proposal (or authorize or resolve to agree to do any of the foregoing actions); or

(iv)             make, or in any manner participate in a “solicitation” (as such term is used in the rules of the Securities and Exchange Commission (the “SEC”)) of proxies or powers of attorney or similar rights to vote, or seek to advise or influence any Person with respect to the voting of the Shares intending to facilitate any Acquisition Proposal or cause stockholders of the Company not to vote to approve the transactions contemplated by Section 2 of this Agreement or the Loan Agreement.

(b)               Such Stockholder will immediately cease and cause to be terminated all existing discussions or negotiations with any Person conducted heretofore with respect to any of the matters described in Section 9(a) above.

(c)                Prior to the Termination Date, and except as contemplated hereby, such Stockholder shall not (i) tender into any tender or exchange offer, (ii) sell (constructively or otherwise), transfer, pledge, hypothecate, grant, encumber, assign or otherwise dispose of (collectively “Transfer”), or enter into any contract, option, agreement or other arrangement or understanding with respect to the Transfer of any of the Covered Shares or beneficial ownership or voting power thereof or therein (including by operation of law), (iii) grant any proxies or powers of attorney, deposit any Covered Shares into a voting trust or enter into a voting agreement with respect to any Covered Shares or (iv) knowingly take any action that would make any representation or warranty of such Stockholder contained herein untrue or incorrect or have the effect of preventing or disabling such Stockholder from performing its obligations under this Agreement. Any Transfer in violation of the foregoing sentence shall be void. Such Stockholder further agrees to authorize and request the Company to notify the Company’s transfer agent that there is a stop transfer order with respect to all of the Covered Shares and that this Agreement places limits on the voting of the Covered Shares. If so requested by Lateral, such Stockholder agrees that the certificates representing Covered Shares shall bear a legend stating that they are subject to this Agreement and to the irrevocable proxy granted in Section 2(a).

(d)               Prior to the Termination Date, in the event that a Stockholder acquires record or beneficial ownership of, or the power to vote or direct the voting of, any additional Shares or other voting interests with respect to the Company, such Shares or voting interests shall, without further action of the parties, be deemed Covered Shares and subject to the provisions of this Agreement, and the number of Shares held by such Stockholder set forth on Schedule A hereto will be deemed amended accordingly and such Shares or voting interests shall automatically become subject to the terms of this Agreement. Each Stockholder shall promptly notify Lateral and the Company of any such event.

8.                  Disclosure. Each Stockholder hereby authorizes Lateral and the Company to publish and disclose in any announcement or disclosure required by the SEC such Stockholder’s identity and ownership of the Covered Shares and/or Notes and the nature of such Stockholder’s obligations under this Agreement.

9.                  Further Assurances. From time to time, at the request of Lateral and without further consideration, each Stockholder shall take such further action as may reasonably be deemed by Lateral to be necessary or desirable to consummate and make effective the transactions contemplated by this Agreement.

10.              Non-Survival of Representations and Warranties. The representations and warranties of the Stockholders contained herein shall not survive the Termination Date.

11.              Amendment and Modification. This Agreement may not be amended, modified or supplemented in any manner, whether by course of conduct or otherwise, except by an instrument in writing specifically designated as an amendment hereto, signed on behalf of each party and otherwise as expressly set forth herein.

12.              Waiver. No failure or delay of any party in exercising any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such right or power, or any course of conduct, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the parties hereunder are cumulative and are not exclusive of any rights or remedies which they would otherwise have hereunder. Any agreement on the part of a party to any such waiver shall be valid only if set forth in a written instrument executed and delivered by such party.

13.              Notices. All notices and other communications hereunder shall be in writing and shall be deemed duly given (a) on the date of delivery if delivered personally, or if by facsimile or e-mail, upon written confirmation of receipt by facsimile, e-mail or otherwise, (b) on the first Business Day following the date of dispatch if delivered utilizing a next-day service by a recognized next-day courier or (c) on the earlier of confirmed receipt or the fifth Business Day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices hereunder shall be delivered to the addresses set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice:

(i)             If to a Stockholder, to the address set forth opposite such Stockholder’s name on Schedule A hereto.

(ii)            If to Lateral:

Lateral Investment Management

1825 S. Grant St., Suite 210

San Mateo, CA 94402
Attention: Patrick Feeney
Facsimile: (773) 496-2949
E-mail: patrick@lateralim.com

with a copy (which shall not constitute notice) to:

Gibson, Dunn & Crutcher LLP
2029 Century Park East, Suite 4000
Los Angeles, CA 90067
Attention: Cromwell Montgomery, Esq.
Facsimile: 310-552-7063
E-mail: cmontgomery@gibsondunn.com

(iii)             If to the Company:

FTE Networks, Inc.

5495 Bryson Drive, Suite 423

Naples, Florida 34109
Attention: Michael Palleschi
Facsimile: 877-781-2583
E-mail: mpalleschi@ftenet.com

with a copy (which shall not constitute notice) to:

K&L Gates LLP

200 S. Biscayne Boulevard, Ste. 3900

Miami, Florida 33131
Attention: Clayton E. Parker, Esq.
Facsimile: 303-358-7095
E-mail: clayton.parker@klgates.com

14.              Entire Agreement. This Agreement and the Loan Agreement (including the Exhibits and Schedules thereto) constitute the entire agreement, and supersede all prior written agreements, arrangements, communications and understandings and all prior and contemporaneous oral agreements, arrangements, communications and understandings between the parties with respect to the subject matter hereof and thereof.

15.              No Third-Party Beneficiaries. Nothing in this Agreement, express or implied, is intended to or shall confer upon any Person other than the parties and their respective successors and permitted assigns any legal or equitable right, benefit or remedy of any nature under or by reason of this Agreement.

16.              Governing Law. This Agreement and all disputes or controversies arising out of or relating to this Agreement or the transactions contemplated hereby shall be governed by, and construed in accordance with, the internal laws of the State of Delaware, without regard to the laws of any other jurisdiction that might be applied because of the conflicts of laws principles of the State of Delaware.

17.              Submission to Jurisdiction. Each of the parties irrevocably agrees that any legal action or proceeding arising out of or relating to this Agreement brought by any other party or its successors or assigns shall be brought and determined in the Delaware Court of Chancery and any state appellate court therefrom within the State of Delaware (unless the Delaware Court of Chancery shall decline to accept jurisdiction over a particular matter, in which case, in any Delaware state or federal court within the State of Delaware), and each of the parties hereby irrevocably submits to the exclusive jurisdiction of the aforesaid courts for itself and with respect to its property, generally and unconditionally, with regard to any such action or proceeding arising out of or relating to this Agreement and the transactions contemplated hereby. Each of the parties agrees not to commence any action, suit or proceeding relating thereto except in the courts described above in Delaware, other than actions in any court of competent jurisdiction to enforce any judgment, decree or award rendered by any such court in Delaware as described herein. Each of the parties further agrees that notice as provided herein shall constitute sufficient service of process and the parties further waive any argument that such service is insufficient. Each of the parties hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby, (a) any claim that it is not personally subject to the jurisdiction of the courts in Delaware as described herein for any reason, (b) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (c) that (i) the suit, action or proceeding in any such court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper or (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

18.              Assignment; Successors. Neither this Agreement nor any of the rights, interests or obligations under this Agreement may be assigned or delegated, in whole or in part, by operation of law or otherwise, by either party without the prior written consent of the other party, and any such assignment without such prior written consent shall be null and void; provided, however, that Lateral may assign all or any of its rights and obligations hereunder to any direct or indirect Subsidiary of Lateral; provided further, that no assignment shall limit the assignor’s obligations hereunder. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

19.              Enforcement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, each of the parties shall be entitled to specific performance of the terms hereof, including an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in the Delaware Court of Chancery and any state appellate court therefrom within the State of Delaware (unless the Delaware Court of Chancery shall decline to accept jurisdiction over a particular matter, in which case, in any Delaware state or federal court within the State of Delaware), this being in addition to any other remedy to which such party is entitled at law or in equity. Each of the parties hereby further waives (a) any defense in any action for specific performance that a remedy at law would be adequate and (b) any requirement under any law to post security as a prerequisite to obtaining equitable relief.

20.              Severability. Whenever possible, each provision or portion of any provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable Law, but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable Law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or portion of any provision in such jurisdiction, and this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.

21.              Waiver of Jury Trial. EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

22.              Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same instrument and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party; provided, however, that if any of the Stockholders fail for any reason to execute this Agreement, then this Agreement shall become effective as to the other Stockholders who execute this Agreement..

23.              Facsimile or .pdf Signature. This Agreement may be executed by facsimile or .pdf signature and a facsimile or .pdf signature shall constitute an original for all purposes.

24.              Confidentiality. The Stockholders agree (a) to hold any non-public information regarding this Agreement in strict confidence and (b) except as required by law or legal process, including but not limited to state or federal securities regulations, not to divulge any such non-public information to any third Person.

25.              No Presumption Against Drafting Party. Each of the parties to this Agreement acknowledges that it has been represented by counsel in connection with this Agreement and the transactions contemplated by this Agreement. Accordingly, any rule of law or any legal decision that would require interpretation of any claimed ambiguities in this Agreement against the drafting party has no application and is expressly waived.

26.              Certain Definitions. For purposes of this Agreement:

(a)                “Acquisition Proposal” means any proposal or offer with respect to any direct or indirect acquisition or purchase or license, in one transaction or a series of transactions, and whether through any merger, reorganization, consolidation, tender offer, self-tender, exchange offer, stock acquisition, asset acquisition, binding share exchange, business combination, recapitalization, liquidation, dissolution, joint venture, licensing or similar transaction, or otherwise, of (A) assets or businesses of the Company and its Subsidiaries that generate 25% or more of the net revenues or net income (for the 12-month period ending on the last day of the Company’s most recently completed fiscal quarter) or that represent 25% or more of the total assets (based on fair market value) of the Company and its Subsidiaries, taken as a whole, immediately prior to such transaction, or (B) 60% or more of any class of capital stock, other equity securities or voting power of the Company, any of its Subsidiaries or any resulting parent company of the Company, in each case other than the transactions contemplated by the Loan Agreement and by this Agreement.

(b)               “Business Day” means any day other than a Saturday, a Sunday or a day on which banks in New York, New York are authorized or required by applicable Law to be closed.

(c)                “Contract” means any bond, debenture, note, mortgage, indenture, guarantee, license, lease, purchase or sale order or other contract, commitment, agreement, instrument, obligation, arrangement, understanding, undertaking, permit, concession or franchise, whether oral or written, including all amendments thereto.

(d)               “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(e)                “Governmental Authority” means any federal, state, local or foreign government or subdivision thereof or any other governmental, administrative, judicial, arbitral, legislative, executive, regulatory or self-regulatory authority, instrumentality, agency, commission or body.

(f)                “Law” means any federal, state, local or foreign law (including common law), statute, ordinance, rule, code, regulation, order, judgment, injunction, decree or other legally enforceable requirement.

(g)               “Liens” means any pledges, claims, liens, charges, options, rights of first refusal, encumbrances and security interests of any kind or nature whatsoever (including any limitation on voting, sale, transfer or other disposition or exercise of any other attribute of ownership).

(h)               “Person” means an individual, corporation, partnership, limited liability company, association, trust or other entity or organization, including any Governmental Authority.

(i)                 “Representative” means with respect to any Person any director, officer, employee, investment banker, financial advisor, attorney, accountant or other advisor, agent or representative of such Person.

(j)                 “Subsidiary” means with respect to any Person, any other Person of which stock or other equity interests having ordinary voting power to elect more than 50% of the board of directors or other governing body are owned, directly or indirectly, by such first Person.

[The remainder of this page is intentionally left blank.]

IN WITNESS WHEREOF, Lateral, the Company and the Stockholders have caused to be executed or executed this Agreement as of the date first written above.

LATERAL JUSCOM FEEDER LLC

By: Lateral Global Investors, LLC, its Manager

__________________________________________
Name:
Title:

LATERAL FTE FEEDER LLC

By: Lateral Global Investors, LLC, its Manager

__________________________________________
Name:
Title:

FTE NETWORKS, INC.

/s/ Michael Palleschi
Name: Michael Palleschi
Title: Chief Executive Officer

STOCKHOLDER:

__________________________________________

__________________________________________
Name:
Title:

[Insert additional stockholders]

Signature Page to Voting and Cooperation Agreement

SCHEDULE A

SHAREHOLDER	ADDRESS	SHARES	Class
TBK 327 Partners LLC	258 North West End Rd., Suite 505, Quakertown, Pennsylvania 18951	256488	Series D Preferred
TBK 327 Partners LLC	258 North West End Rd., Suite 505, Quakertown, Pennsylvania 18951	78125	Series D Preferred
TLP Investments, LLC, Managed by Michael Palleschi	1464 Palma Blanca Ct., Naples, Florida 34119	256488	Series D Preferred
TLP Investments, LLC, Managed by Michael Palleschi	1464 Palma Blanca Ct., Naples, Florida 34119	78125	Series D Preferred
TLP Investments, LLC, Managed by Michael Palleschi	1464 Palma Blanca Ct., Naples, Florida 34119	62502	Series D Preferred
TLP Investments, LLC, Managed by Michael Palleschi	1464 Palma Blanca Ct., Naples, Florida 34119	48330	Series D Preferred
Michael Palleschi	1464 Palma Blanca Ct., Naples, Florida 34119	157500	Series F Preferred (1)

(1) Held Pursuant to Stock Options

Schedule a